UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

REYNOLDS AMERICAN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IM ALERTS

The Hub

ReynoldsAmerican.com
Stock Price
64.79
4/26/2017 9:50 AM

RJRT.com
AmericanSnuffCo.com
SFNTC.com
Niconovum USA, Inc.
RJRVapor.com

Home | Departments | Thrive at RAI | Policies | Key Tools | Other Links | News Archive

This Site: RAI Portal

Company-wide system outages April 29–30

Finding the sweet spot

Profile magazine features Lisa Caldwell's journey toward RAI. Read more.

Right Decisions Right Now
Be tobacco free.

Thank you to RDRN employee volunteers, first quarter '17!

View the latest list of employee presenters.

BIG CHANGE
STARTS SMALL
Share your photos from the Earth Week Challenge!
Share Now
NATURAL AMERICAN SPIRIT

Recent News

- Learning and Development course schedule now available
- New gym at Taylor Brothers.
- RAI workspace renovation wins top design honors
- Taylor Brothers gives $5,380 to Ronald McDonald House. View photos.

Welcome to The Hub

RAI to release 1Q 2017 results on May 3

HR NEWS

New: Check your knowledge—retaliation policy

People on the Move and Job openings

going Greener
EARTH DAY 2017

New: Natural American Spirit has Earth awareness in its pocket

IM ALERTS Home Departments Thrive at RAI Policies Key Tools Other Unks NewsArchive New: FYI — Chairman’s remarks to shareholders at BAT’s Annual General Meeting Board chairman Richard Burrows spoke to BAT shareholders about that company’s performance and the proposed acquisition of RAI at BAT’s Annual General Meeting on April 26. Click the headline to read his remarks. Company-wide system outages April 29—30 Finding the sweet spot Profile magazine features Lisa Caldwell’s journey toward RAL Read more. ReynddsArnerican.corn RJRT. corn ArnericanSnuftCo corn Stock Price SFNTC.com 64.19 Niconovurn USA. Inc. 4126/2017 9:50 AM RJR Vanor. corn This Site: RN Portal [E RAI to release I Q 2017 results on May 3 ØNEWS New: Check your knowledge—retaliation policy People on the Move and Job openings ;1] Bight DecL*ns Right Nmw;0] Thank you to RDRN employee volunteers, first quarter ‘17! Aew the latest list of employee presenters. Be tobacco free. Know a youth group? Here’s what you need to present RDRN. At & BIG CHANGE STARTS SMALL Share your photos from the Earth Week Challenge! / NATURAL Share Now AMER KIN Recent News Learning and Devlopment course schedule now available New gym at Taylor Brothers. RAI workspace renovaton wins lop design honors Ta)4or Brothers givas $5,380 to Ronald McDonald House. View photos. THE NATIONAL PARKS STEP CHALLENGE IS ON! NOW THROUGH MAY 8 MAKE EVERY STEP COUNT! Cick here to learn more about virgin Pulse, register and sign up for the challenge. 7?eener? New: Natural American Spirit has Earth awareness in fts pocket New butt litter pouches encourage ATCs to “Join the Movement” for proper cigarette disposal. Welcome to The Hub

Good morning ladies and gentlemen. Welcome to the 2017 British American Tobacco Annual General Meeting.

This is the eighth year that I have had the honour to chair our AGM and it is a pleasure to welcome you here today and to see so many familiar faces.

All of your directors are here today, apart from Dr Gerry Murphy who is unable to attend.

In my remarks in the Annual Report, I state that 2016 has been a “vintage” year and, I hope you will agree, the results speak for themselves.

In spite of challenging trading conditions persisting across a number of our Key Markets, including an ever-growing illicit segment, Group revenue was up by 6.9 per cent at constant rates of exchange, earnings per share grew by 10.4 per cent and adjusted profit from operations grew by 4.1 per cent.

You will be voting today on an increased dividend of 118.1p per share, which will take the total dividend for 2016 to 169.4p – an increase of ten per cent on 2015.

This reflects the strong confidence the Board has in our business and future prospects.

You will also note from this morning’s announcement that we will be moving to payment of quarterly dividends in 2018, providing shareholders with a more regular dividend payment throughout the year.

I would like to assure shareholders that they will be paid exactly the same amount as they would have been under our dividend policy with the old, twice yearly payment system.

In the combustible category, cigarette volume for the full year was up 0.2 per cent.

This was considerably better than the industry, which we estimate was down around three per cent for the year.

Overall market share in our Key Markets increased by 50 basis points, powered by the continuing momentum of our five Global Drive Brands: Dunhill, Kent, Lucky Strike, Pall Mall and Rothmans.

These brands have substantial international appeal, are highly recognisable and are continuing to deliver for adult consumers through innovations, quality and taste.

In 2016, they saw volume growth of an impressive 7.5 per cent and total market share growth of 100 basis points.

Our Global Drive Brands continue to play a key role in your Company’s growth strategy and now account for 49 per cent of Group cigarette volume, up from 32 per cent in 2011.

In 2016, we also made significant progress in the Next Generation Products category.

We are now one of the largest vapour businesses in the world outside of the US, with vapour products in ten markets worldwide.

We envisage doubling our market footprint in 2017 – to around 20 markets, in regions like Asia, EEMEA and the Americas – and aim to double this again in 2018.

In December 2016, we launched our Vype Pebble product in the UK and Italy, and opened our first flagship store in Milan.

Early signs are very encouraging.

Our Tobacco Heating Product, glo, was also launched in December 2016, in the city of Sendai in Japan and we also launched in Switzerland earlier this month.

glo’s performance to date is exceeding expectations, gaining 6.5 per cent volume share in a leading convenience store chain in Sendai after only 18 weeks and is receiving excellent consumer feedback.

As I said last year, our ambition is to lead the Next Generation Products category worldwide and we are making progress in that endeavour.

Now, turning to current trading in 2017, what I can say today is that the business is performing very well and that trading is in line with our expectations.

As we said in February, the trading environment remains tough, with challenging conditions in a number of our Key Markets.

Much like last year, profit growth this year will be weighted towards the second half, but I am confident of another good year of constant currency earnings growth.

Within the context of ‘delivering today, investing in tomorrow’ – the title of our Annual Report – it is clear that we are delivering results for shareholders today.

As for the future, you will no doubt be aware that in January this year we agreed the terms of a recommended offer by your Company to acquire the remaining 57.8 per cent of Reynolds American it does not already own.

Having received antitrust clearance in the US and Japan, and subject to your approval at a forthcoming shareholders’ General Meeting, this combination of our two great companies will create the global industry leader with the growth, scale and quality to drive continued sustainable profit growth and returns to shareholders.

Having been shareholders in Reynolds American since 2004, this deal presents an opportunity to enhance your Company’s position in the global tobacco and Next Generation Products industry.

It will create an organisation with a balanced presence in emerging markets, like those in Africa, and developed markets, like those in Europe, combined with direct access to the attractive US market.

It will also provide a unique portfolio of brands and Next Generation Product capabilities that can be leveraged on a global scale.

The Board believes that this deal represents an excellent opportunity for shareholders of both companies – offering continued, sustainable profit growth and returns for shareholders in the enlarged Group long into the future.

Turning to the composition of your Company’s Board, I am delighted to welcome Dr Marion Helmes, who joined as a Non-Executive Director in August 2016.

Dr Helmes brings with her a wealth of international business skills and experience that includes recent senior executive roles at Celesio AG, the German healthcare and pharmaceutical company.

I would also like to thank Dr Gerry Murphy who will be standing down as a Non-Executive Director at the conclusion of this Annual General Meeting, having served eight years on the Board, and Christine Morin-Postel who retired on 6 December 2016, having served on the Board since 2007 and as Senior Independent Director since 2013.

Let me take this opportunity to thank them for their very valuable service over the years.

Following Christine’s retirement, Kieran Poynter became Senior Independent Director with effect from October 2016 and has taken over Christine’s role as Chair of the Audit Committee.

Finally, I would like to take this opportunity to say a special thank you to our Company Secretary, Nicky Snook, who will retire in July following ten years in the role.

Replacing Nicky will be Paul McCrory who was appointed as Company Secretary Designate with effect from the first of February 2017 and will become Company Secretary with effect from the first of May.

Ladies and gentlemen, before we move to the Resolutions, let me thank my fellow Directors on the Board, our Chief Executive, Nicandro Durante, and his management team, and colleagues around the world for their outstanding contribution to delivering a vintage set of results in 2016.

It is through their hard work and dedication that your Company is so well placed to continue to generate growth for shareholders in the exciting years ahead.

Forward looking statements

Certain statements in this communication regarding the proposed merger of Reynolds American and BAT (the “Proposed Transaction”), the expected timetable for completing the Proposed Transaction, the benefits and synergies of the Proposed Transaction, future opportunities for the combined company and any other statements regarding BAT’s, Reynolds American’s or the combined company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the United States Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual future financial condition, performance and results to differ materially from the plans, goals, expectations and results expressed in the forward-looking statements and other financial and/or statistical data within this communication. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are uncertainties related to the following: whether the conditions to the Proposed Transaction will be satisfied and the Proposed Transaction will be completed on the anticipated timeframe, or at all; the failure to realize contemplated synergies and other benefits from the Proposed Transaction; the incurrence of significant costs and the availability and cost of financing in connection with the Proposed Transaction; the effect of the announcement of the Proposed Transaction, and related uncertainties as to whether the Proposed Transaction will be completed, on BAT’s, Reynolds American’s or the combined company’s ability to retain customers, retain and hire key personnel and maintain relationships with suppliers and on their operating results and businesses generally; the ability to maintain credit ratings; changes in the tobacco industry and stock market trading conditions; changes or differences in domestic or international economic or political conditions; changes in tax laws and rates; the impact of adverse legislation and regulation; the ability to develop, produce or market new alternative products profitably; the ability to effectively implement strategic initiatives and actions taken to increase sales growth; the ability to enhance cash generation and pay dividends; adverse litigation and dispute outcomes; and changes in the market position, businesses, financial condition, results of operations or prospects of BAT, Reynolds American or the combined company.

Additional information concerning these and other factors can be found in Reynolds American’s filings with the U.S. Securities and Exchange Commission (“SEC”), including Reynolds American’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and BAT’s Annual Reports, which may be obtained free of charge from BAT’s website www.BAT.com. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof and BAT undertakes no obligation to update or revise publicly any forward-looking statements or other data or statements contained within this communication, whether as a result of new information, future events or otherwise.

No statement in this communication is intended to be a profit forecast and no statement in this communication should be interpreted to mean that earnings per share of BAT or Reynolds American for the current or future financial years would necessarily match or exceed the historical published earnings per share of BAT or Reynolds American, respectively.

Additional information and where to find it

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC in connection with the Proposed Transaction. Any solicitation will only be made through materials filed with the SEC. Nonetheless, this communication may be deemed to be solicitation material in respect of the Proposed Transaction by BAT.

BAT intends to file relevant materials with the SEC, including a registration statement on Form F-4 that will include a proxy statement of Reynolds American that also constitutes a prospectus of BAT. Investors and security holders are urged to read all relevant documents filed with the SEC (if and when they become available), including the proxy statement/prospectus, because they will contain important information about the Proposed Transaction. Investors and security holders will be able to obtain the documents (if and when available) free of charge at the SEC’s website, http://www.sec.gov, or for free from BAT at batir@bat.com / +44 (0) 20 7845 1000. Such documents are not currently available.

Participants in solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC in connection with the Proposed Transaction. Nonetheless, BAT, and its affiliates and each of their directors and executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the holders of Reynolds American common stock with respect to the Proposed Transaction. Information about such parties and a description of their interests are set forth in BAT’s 2015 Annual Report, which may be obtained free of charge from BAT’s website www.bat.com and the proxy statement for Reynolds American’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2016, Reynolds American’s annual report for the year ended December 31, 2016, which was filed on Form 10-K with the SEC on February 9, 2017 and Reynolds American’s Form 10-K/A, which is to be filed with the SEC on or before May 1, 2017 (such filings by Reynolds American, collectively, “Reynolds SEC filings”). To the extent holdings of Reynolds American securities by such parties have changed since the amounts contained in the Reynolds SEC filings, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interest of such parties will also be included in the materials that BAT intends to file with the SEC in connection with the Proposed Transaction. These documents (if and when available) may be obtained free of charge from the SEC’s website http://www.sec.gov, or from BAT using the contact information above.

Non-solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This communication should not be construed as investment advice and is not intended to form the basis of any investment decision, nor does it form the basis of any contract for acquisition or investment in any member of the BAT group, financial promotion or any offer, invitation or recommendation in relation to any acquisition of, or investment in, any member of the BAT group.

Enquiries

British American Tobacco Press Office

+44 (0) 20 7845 2888 (24 hours) | @BATPress

Investor Relations

Mike Nightingale / Rachael Brierley / Sabina Marshman

+44 (0) 20 7845 1180 / 1519/ 1781

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this communication that are not historical in nature, including financial estimates and statements as to regulatory approvals and the expected timing, completion and effects of the proposed transaction, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this communication and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the proposed transaction, including future financial and operating results, financial forecasts or projections, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, and other statements that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “predict,” “possible,” “potential,” “could,” “should” and similar expressions. These statements regarding future events or the future performance or results of Reynolds American Inc. (“RAI”) and its subsidiaries or the combined company inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be consummated, or if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI or the combined company, respectively, are the following: the failure to obtain necessary shareholder approvals for the proposed transaction; the failure to obtain necessary other approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the proposed transaction, result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on RAI or the combined company; the failure to satisfy required closing conditions or complete the proposed transaction in a timely manner or at all; the effect of restrictions placed on RAI’s and its subsidiaries’ business activities and the limitations put on RAI’s ability to pursue alternatives to the proposed transaction pursuant to the merger agreement; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the failure to realize projected synergies and other benefits from the proposed transaction; failure to promptly and effectively integrate RAI into British American Tobacco p.l.c. (“BAT”); the uncertainty of the value of the proposed transaction consideration that RAI shareholders will receive in the proposed transaction due to a fixed exchange ratio and a potential fluctuation in the market price of BAT common stock; the difference in rights provided to RAI shareholders under North Carolina law, the RAI articles of incorporation and the RAI bylaws, as compared to the rights RAI shareholders will obtain as BAT shareholders under the laws of England and Wales and BAT’s governing documents; the possibility of RAI’s directors and officers having interests in the proposed transaction that are different from, or in addition to, the interests of RAI shareholders generally; the effect of the announcement of the proposed transaction on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally; the incurrence of significant pre- and post-transaction related costs in connection with the proposed transaction; evolving legal, regulatory and tax regimes; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as provided by federal securities laws, RAI is not under any obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed transaction involving RAI and BAT. In connection with the proposed transaction, BAT will file with the SEC a registration statement on Form F-4 that will include the proxy statement of RAI that also constitutes a prospectus of BAT. RAI plans to mail the definitive proxy statement/prospectus to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR

ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BAT, RAI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI and BAT through the SEC’s website at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI, when available, by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336) 741-5165 or at RAI’s website at www.reynoldsamerican.com, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by BAT, when available, by contacting BAT Investor Relations at batir@bat.com or by calling +44 (0) 20 7845 1000 or at BAT’S website at www.bat.com.

RAI, BAT and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from RAI shareholders in respect of the proposed transaction that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from RAI shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You may also obtain the documents that RAI files electronically from the SEC’s website at http://www.sec.gov. Information regarding RAI’s directors and executive officers is contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 9, 2017, and its Form 10-K/A, which was filed with the SEC on March 20, 2017. Information regarding BAT’s directors and executive officers is contained in BAT’s Annual Reports, which may be obtained free of charge from BAT’s website at www.bat.com.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.